EXHIBIT 24

POWER OF ATTORNEY

The undersigned directors and/or officers of Advanced BioEnergy, LLC, a Delaware limited liability company, do hereby make, constitute and appoint Revis L. Stephenson III and Donald E. Gales, and either of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of said company to a registration statement or registration statements, on Form SB-2 or other applicable form, including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and all amendments, including post-effective amendments, thereto, to be filed by said company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of membership units of said company to be issued pursuant to a public offering, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorneys-in-fact, and either of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date set forth opposite their names.

Signature	Date

/s/ Revis L. Stephenson III	October 18, 2006
Revis L. Stephenson III

/s/ Robert W. Holmes	October 18, 2006
Robert W. Holmes

/s/ Robert Bettger	October 18, 2006
Robert Bettger

/s/ Larry L. Cerny	October 18, 2006
Larry L. Cerny

/s/ Richard Hughes	October 18, 2006
Richard Hughes

/s/ John E. Lovegrove	October 18, 2006
John E. Lovegrove

/s/ Troy Otte	October 18, 2006
Troy Otte

/s/ Keith Spohn	October 18, 2006
Keith Spohn